As Filed:  July 1, 1996                        SEC File No.
===========================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                   FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                          SURGICAL TECHNOLOGIES, INC.
                          ---------------------------

             (Exact name of registrant as specified in its charter)

          Utah                                  87-0468225
- -------------------------               -------------------------
(State or other jurisdiction of               (IRS Employer
incorporation or organization)             Identification No.)


2801 South Decker Lake Lane
Salt Lake City, Utah 84119                          84119
- ----------------------------------------     --------------------
(Address of Principal Executive Offices)          (Zip Code)

                   Nonqualified Stock Options
- -----------------------------------------------------------------
                            (Full title of the plan)

Todd B. Crosland, 2801 South Decker Lake Lane, Salt Lake City, Utah 84119
- -------------------------------------------------------------------------
                    (Name and address of agent for service)

                         (801) 974-5555
- -------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                        Calculation of Registration Fee

                                                     Proposed        Proposed maximum
       Title of securities      Amount to be     maximum offering    aggregate offering      Amount of
         to be registered       registered(1)    price per share            price           registration
                                                                                                fee

Common Stock, par value $0.001     30,000             $2.00                $60,000            $100.00

[FN]
(1) Pursuant to rule 416, there are also being registered such additional securities as may become issuable as a result of antidilution provisions.

                   Page 1 of    consecutively numbered pages,
                     including exhibits pages   through   .


                            SURGICAL TECHNOLOGIES, INC.
                 Cross Reference Sheet Pursuant to Rule 404(a)

     Cross-reference between items of Form S-8 and the prospectus incorporated as part of this registration statement.

Registration Statement Item Number and Heading            Prospectus Heading
- ----------------------------------------------            ------------------

1.    Plan Information....................................Section 10(a)
                                                          Prospectus

2.    Registrant Information and Employee Plan Annual
      Information.........................................Section 10(a)
                                                          Prospectus

3.    Incorporation of Documents by Reference.............INCORPORATION OF
                                                          DOCUMENTS BY
                                                          REFERENCE

4.    Description of Securities...........................INCORPORATION OF
                                                          DOCUMENTS BY
                                                          REFERENCE

5.    Interests of Named Experts and Counsel..............Not Applicable

6.    Indemnification of Directors and Officers...........INDEMNIFICATION
                                                          OF DIRECTORS AND
                                                          OFFICERS

7.    Exemption for Registration Claimed..................Not Applicable

8.    Exhibits............................................EXHIBITS

9.    Undertakings........................................UNDERTAKINGS


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Surgical Technologies, Inc., a Utah corporation ("Surgical"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act"), are hereby incorporated by reference in this Prospectus:

          (1) The annual report of Surgical on form 10-K for its fiscal year ended March 31, 1996;

          (2) The description of the Common Stock of Surgical contained in its registration statement on Form 8-A, SEC File No. 0-18160, filed with the Commission on December 4, 1989, pursuant to section 12(g) of the Exchange Act.

     All documents filed by Surgical pursuant to sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The following is a brief summary of certain indemnification provisions of Surgical's articles of incorporation, its bylaws, and the general corporation law of the state of Utah. This summary is qualified in its entirety by reference to the text thereof.

     The articles of incorporation of Surgical provide for indemnification of Surgical's officers to the full extent permitted by the Utah Revised Business Corporation Act (the "Utah Law") or any other applicable law that may be in effect and as set forth in Surgical's bylaws. The articles of incorporation of Surgical also provide for indemnification of Surgical's officers, employees, fiduciaries, and agents to the extent provided in Surgical's bylaws or authorized by the board of directors. Utah Law permits indemnification of directors if the director acted in good faith and believed his conduct was in, and not opposed to, the corporation's best interests and, in the case of any criminal proceeding, such director had no reasonable cause to believe his conduct was unlawful. Utah Law provides for mandatory indemnification and court-ordered indemnification to directors and officers in certain circumstances. Further, under Utah Law, a corporation may indemnify an officer, employee, fiduciary, or agent who is not a director to a greater extent than directors, provided such indemnification is not contrary to public policy. Surgical's bylaws provide for such indemnification to the fullest extent permitted by law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to members of the board of directors, officers, employees, or persons controlling Surgical pursuant to the foregoing provisions, Surgical has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                    EXHIBITS

              SEC
 Exhibit   Reference
   No.        No.                            Description                          Location

   4.01        4        Specimen Common Stock Certificate                         Incorporated
                                                                                  by reference(1)

   5.01     5 & 24      Letter opinion, including consent, of Kruse, Landa &      This Filing
                        Maycock, L.L.C., regarding legality of Common Stock
                        to be issued pursuant to the Registration Statement.

  24.01       24        Consent of Arthur Andersen LLP, auditors for Surgical     This Filing
                        Technologies, Inc.

  25.01       25        Powers of Attorney                                        See signature
                                                                                  page to
                                                                                  Registration
                                                                                  Statement

[FN]

(1)Incorporated by reference from Surgical's registration statement on Form S-4 filed with the Commission, SEC File No. 333-3243.


                                  UNDERTAKINGS
REGULATION S-K

     Post-Effective Amendments [Item 512(a)]

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Filings Incorporating Subsequent Exchange Act Documents by Reference [Item 51(b)]

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(a) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Filing of Registration Statement on Form S-8 [Item 512(h)]

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake, state of Utah, on the 21st day of June, 1996.

                                   SURGICAL TECHNOLOGIES, INC.


                                   By     /s/ Rex Crosland
                                     ----------------------------
                                     Rex Crosland, President


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd B. Crosland and Rockwell D. Schutjer, and each of them, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on this 21st day of June, 1996.

                                        /s/ Rex Crosland
                                   ------------------------------
                                   Rex Crosland, Chairman, President,
                                   Director, and Chief Executive Officer
                                   (principal executive officer)

                                        /s/ Rockwell D. Schutjer
                                   ------------------------------
                                   Rockwell D. Schutjer
                                   Vice President-Operations,
                                   Treasurer, Director
                                   (principal operations officer)

                                        /s/ Todd B. Crosland
                                   ------------------------------
                                   Todd B. Crosland
                                   Vice President-Finance, Director
                                   (principal financial and accounting
                                   officer)


                                   ------------------------------
                                   Reed Fogg, Director


                                   ------------------------------
                                   Donald A. Spring, Director